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                                                                   Exhibit 10.21

                                                                  EXECUTION COPY

                    MATTRESS DISCOUNTERS HOLDING CORPORATION

                      EXECUTIVE STOCK AND OPTION AGREEMENT

            THIS EXECUTIVE STOCK AND OPTION AGREEMENT (this "Agreement") is made and entered into as of August 6, 1999 by and between Mattress Discounters Holding Corporation, a Virginia corporation (the "Company"), and Richard L. Branch ("Executive").

            Reference is hereby made to the Transaction Agreement (as amended, the "Merger Agreement") dated May 28, 1999 among the Company, MD Acquisition Corporation, a transitory Virginia merger corporation ("MD Acquisition") and Heilig-Meyers Company, a Virginia corporation, pursuant to which, as of the date hereof, and simultaneous with the execution of this Agreement, MD Acquisition has merged with and into the Company (such merger, the "Merger") with the Company as the surviving corporation.

            The Company and Executive desire to enter into this Agreement (i) to restrict the sale, assignment, transfer, encumbrance or other disposition of certain shares of Common Stock held, now or in the future, by Executive, and to provide for certain rights and obligations in respect thereto as hereinafter provided and (ii) to provide Executive options (collectively, the "Options") to acquire a certain number of shares of Class L Common and a certain number of shares of Class A Common pursuant to the terms and subject to the conditions provided herein. Capitalized terms used herein and not otherwise defined are defined in Section 13 hereof.

            The parties hereto agree as follows:

            1. Options and Option Shares.

            (a) Options Grant. The Company hereby grants to Executive options to purchase (x) 2,917 shares of Class L Common ("Class L Option Shares") at an exercise price of $13.50 per share (the "Class L Exercise Price") and (y) 26,250 shares of Class A Common ("Class A Option Shares"; and together with the Class L Option Shares, the "Option Shares") at an exercise price of $.1667 per share (the "Class A Exercise Price"). The Class L Exercise Price and the Class A Exercise Price are collectively referred to herein as "Option Prices" and individually as an "Option Price". The Options will be immediately exercisable and, subject to earlier expiration as provided in subsection 1(b) below, will expire on the Expiration Date. The Options are not intended to be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

            (b) Expiration Upon Termination of Employment. Any Options which have not been exercised prior to the Termination Date will expire on the earlier of (i) 60 days after the
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Termination Date (180 days if the Termination Date occurs as a result of the death of Executive) and (ii) the Expiration Date, and may not be exercised thereafter under any circumstance.

            (c) Procedure for Exercise. At any time after the date hereof and prior to the Expiration Date, Executive may exercise all or a portion of the Options which have not expired pursuant to subsection 1(b) above by delivering written notice of exercise to the Company, together with (i) a written acknowledgment that Executive has read and has been afforded an opportunity to ask questions of members of the Company's management regarding all financial and other information provided to Executive regarding the Company and (ii) a certified check or wire transfer of funds in an amount equal to the aggregate Option Prices of the Option Shares being purchased. As a condition to any exercise of the Options, Executive will permit the Company to deliver to him all financial and other information regarding the Company and its Subsidiaries which it believes necessary to enable Executive to make an informed investment decision.

            (d) Non-Transferability of Options. The Options are personal to Executive and are not transferable (whether by sale or pledge) by Executive except pursuant to the laws of descent or distribution. Only Executive or his legal guardian or representative may exercise the Options.

            2. Representations and Warranties; Acknowledgments.

            (a) Representations and Warranties by Executive. In connection with the purchase and sale of Executive Stock hereunder, Executive represents and warrants to the Company that:

            (i) The shares of Executive Stock to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the shares of Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

            (ii) Executive is (or, if the Termination Date has occurred, was) an executive officer of the Company or its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in Executive Stock.

            (iii) Executive is able to bear the economic risk of his investment in Executive Stock for an indefinite period of time because Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

            (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company and its Subsidiaries as he has requested. Executive has reviewed, or has had an opportunity to review, a copy of the Merger Agreement, and Executive is familiar with the transactions contemplated thereby. Executive also has reviewed, or has had an opportunity to review the Offering Memorandum related to certain of the debt financing of the Merger, the Company's Certificate of


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      Incorporation and the Company's Bylaws and any credit agreements, notes and related documents to which the Company is a party.

            (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

            (b) Acknowledgment by Executive. As an inducement to the Company to issue the Options to Executive, and as a condition thereto, Executive acknowledges and agrees that:

            (i) the Company will have no duty or obligation to disclose to Executive, and Executive will have no right to be advised of, any information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the repurchase of any Executive Stock as provided hereunder; and

            (ii) subject to any employment agreement between Executive and the Company or applicable law, neither the issuance of Options or any Executive Stock to Executive nor any provision contained herein will entitle Executive to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time for any reason.

            3. Right to Purchase Executive Stock Upon Termination of Employment.

            (a) Repurchase Right. If the Termination Date occurs, the Executive Stock (including any Executive Stock acquired subsequent to the Termination
Date), whether held by Executive or one or more transferees, will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this
Section 3 (the "Repurchase Option").

            (b) Repurchase Price. Executive Stock purchased pursuant to the Repurchase Option will be purchased at a price per share equal to the Fair Market Value of such Executive Stock as of the Valuation Date, less the amount of any cash distributed by the Company with respect to such share between the Valuation Date and the closing of such repurchase; provided, that, notwithstanding the foregoing, if Executive ceases to be employed by the Company or any of its Subsidiaries either (x) due to Executive's resignation in the absence of a Good Reason Event or (y) due to a termination of Executive's employment by the Company or any Subsidiary for Cause (as determined by the Board), and if the Termination Date occurs at or prior to the second anniversary of the date hereof, then Executive Stock purchased pursuant to the Repurchase Option will be purchased at a price per share equal to the lesser of (i) the Deal Value of such Executive Stock, less the amount of any cash distributed by the Company with respect to such share between the Valuation Date and the closing of such repurchase or (ii) the Fair Market Value of such Executive Stock as of the Valuation Date, less the amount of any cash distributed by the Company with respect to such share between the Valuation Date and the closing of such repurchase.


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            (c) Repurchase Procedures. The Repurchase Option is exercisable by the Company delivering written notice (the "Repurchase Notice") to the holder or holders of each class of Executive Stock within 180 days after the Termination Date. The Repurchase Notice will set forth the number of shares of each class of Executive Stock to be acquired from such holder(s), the aggregate consideration to be paid for such holder's shares of each such class of Executive Stock and the time and place for the closing of the transaction. If any shares of any class of Executive Stock are held by any transferees of Executive, the Company will purchase such shares of such class elected to be purchased from such holder(s) of Executive Stock, pro rata according to the number of shares of such class of Executive Stock held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

            (d) Closing. The closing of the transactions contemplated by this
Section 3 will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 60 days after the delivery of such notice. The Company will pay for any shares of Executive Stock to be purchased by the Company pursuant to the Repurchase Option by delivery (i) of a check payable to the holder(s) of such shares of Executive Stock in an aggregate amount equal to one-third of the aggregate repurchase price ("Repurchase Price") for such shares of Executive Stock and (ii) of a note or notes for an aggregate principal amount equal to the remaining unpaid Repurchase Price and payable in two equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest at a rate per annum equal to the then prevailing "prime rate" plus 200 basis points and payable quarterly in cash (subject to the following two sentences). Any notes issued by the Company pursuant to this subsection 3(d) will be subject to any restrictive covenants to which the Company is subject at the time of such purchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of shares of Executive Stock by the Company will be subject to applicable restrictions contained in the Virginia Stock Corporation Act and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of shares of Executive Stock hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions, and the Company will use all commercially reasonable efforts to obtain a waiver of any such restriction or to otherwise enable the Company to make such repurchase. The Company will receive customary representations and warranties from each seller regarding the sale of the shares of Executive Stock, including, but not limited to, the representation that such seller has good and marketable title to such shares of Executive Stock to be transferred free and clear of all liens, claims and other encumbrances.

            (e) Termination of Repurchase Right. The provisions of this Section 3 will terminate at the time of a Sale of the Company or a Qualified Initial Public Offering if Executive is still employed at the Company or any of its Subsidiaries at the time of such Sale of the Company or a Qualified Initial Public Offering, as the case may be.

            4. Right to Put Executive Stock.

            (a) Put Right. If Executive ceases to be employed by the Company or any of its Subsidiaries at any time prior to the second anniversary of the date hereof due to (i) a termination by the Company of Executive's employment with the Company or any Subsidiary other than for Cause (as determined by the Board), or (ii) the voluntary resignation by Executive from his


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employment with the Company or any Subsidiary within 30 days after a Good Reason
Event, then holder(s) of Executive Stock shall have the right (the "Put Right") to require the Company to purchase all of the Executive Stock then held by all (and not less than all) of such holder(s) (other than any Executive Stock for which the Company has exercised its Repurchase Option) pursuant to the terms and conditions set forth in this Section 4.

            (b) Put Price. Executive Stock purchased pursuant to the Put Right will be purchased at a price per share equal to the lesser of (i) the Fair Market Value of such Executive Stock as of the Valuation Date, less the amount of any cash distributed by the Company with respect to such share between the Valuation Date and the closing of such repurchase and (ii) the Deal Value of such Executive Stock, less the amount of any cash distributed by the Company with respect to such share between the Valuation Date and the closing of such repurchase.

            (c) Put Procedures. The Put Right is exercisable by the holder(s) of the Executive Stock delivering written notice (the "Put Notice") to the Company during the period beginning on the date 30 days after the Termination Date and ending of the date 90 days after the Termination Date. The Put Notice will set forth the number of shares of each class of Executive Stock to be sold by the holder(s).

            (d) Closing. The closing of the transactions contemplated by this
Section 4 will take place on a date designated by the Company which date will not be more than 160 days after the delivery of the Put Notice. The Company will pay for any shares of Executive Stock to be purchased by the Company pursuant to the Put Option by delivery of a check payable to the holder(s) of such shares of Executive Stock in an aggregate amount equal to the aggregate repurchase price for such shares of Executive Stock. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of shares of Executive Stock by the Company will be subject to applicable restrictions contained in the Virginia Stock Corporation Act and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of shares of Executive Stock hereunder which the Company is otherwise obligated to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions, and the Company will use all commercially reasonable efforts to obtain a waiver of any such restriction or to otherwise enable the Company to make such repurchase. The Company will receive customary representations and warranties from each seller regarding the sale of the shares of Executive Stock, including, but not limited to, the representation that such seller has good and marketable title to such shares of Executive Stock to be transferred free and clear of all liens, claims and other encumbrances.

            (e) Termination of Put Right. The provisions of this Section 4 will terminate upon the earlier to occur of (i) the second anniversary of this Agreement and (ii) at the time of the consummation of a Sale of the Company or a Qualified Initial Public Offering if Executive is still employed at the Company or any of its Subsidiaries at the time of such Sale of the Company or a Qualified Initial Public Offering, as the case may be.


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            5. Restrictions on Transfer of Executive Stock.

            (a) Transfer of Executive Stock. Executive will not sell, pledge, transfer or otherwise dispose of (a "Transfer") any interest in any shares of Executive Stock, except (i) pursuant to the provisions of Sections 3, 4 or 8 hereof, (ii) pursuant to applicable laws of descent and distribution, or (iii) among Executive's Family Group; provided, that the restrictions contained in this Section 5 will continue to be applicable to the shares of Executive Stock after any Transfer of the type referred to in clause (ii) or (iii) above and, as a condition to any such Transfer, the transferees of such shares of Executive Stock must agree in writing to be bound by the provisions of this Agreement. Any transferee of Executive Stock pursuant to a Transfer in accordance with clause
(ii) or (iii) above is herein referred to as a "Permitted Transferee." Upon the proposed Transfer of Executive Stock pursuant to clause (ii) or (iii) above, Executive or a Permitted Transferee Transferring such Executive Stock will deliver a written notice (a "Transfer Notice") to the Company, which discloses in reasonable detail the identity of the Permitted Transferee(s).

            (b) Termination of Transfer Restrictions. The provisions of this
Section 5 will terminate upon a Qualified Initial Public Offering.

            6. Additional Restrictions on Transfer.

            (a) The certificates representing shares of Executive Stock will bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE STOCK AND OPTION AGREEMENT BETWEEN THE ISSUER (THE "COMPANY") AND AN EMPLOYEE OF THE COMPANY DATED AS OF AUGUST 6, 1999, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

The legend set forth above regarding this Agreement shall be removed from the certificates evidencing any securities which cease to be Executive Stock.

            (b) No holder of Executive Stock may Transfer any Executive Stock (except pursuant to an effective registration statement under the Securities
Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel reasonably



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acceptable in form and substance to the Company further states that no subsequent Transfer of such Executive Stock will require registration under the Securities Act, the Company will promptly upon such Transfer deliver new certificates which do not bear the Securities Act legend set forth in Section 6(a).

            7. Definition of Executive Stock. For all purposes of this Agreement, Executive Stock will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company, purchasers pursuant to an offering registered under the Securities Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time the Company is a Public Company) and subsequent transferees), and each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to shares of Executive Stock by way of a stock split, stock dividend or other recapitalization.

            8. Approved Sale of the Company

            (a) If the holders of a majority of the shares of voting Common Stock then outstanding approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all (or, for accounting, tax or other reasons, substantially all) of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an Independent Third Party or group of Independent Third Parties (each such sale, an "Approved Sale"), then each holder of Executive Stock will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Executive Stock will waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, each holder of Executive Stock will agree to sell all of his or her shares of Executive Stock on the terms and conditions approved by the holders of a majority of the shares of voting Common Stock then outstanding. Each holder of Executive Stock will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

            (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Executive Stock will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Executive Stock appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Executive Stock declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

            (c) Executive and the other holders of Executive Stock (if any) will bear their pro rata share (based upon the number of shares sold) of the costs of any sale of Executive Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of


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Common Stock and are not otherwise paid by the Company or the acquiring party in a like manner for all holders of Common Stock. Costs incurred by Executive and the other holders of Executive Stock on their own behalf will not be considered costs of the transaction hereunder.

            9. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Except as otherwise provided herein, after the consummation of any Organic Change, each Option shall thereafter be exercisable for, rather than the applicable Option Shares immediately theretofore acquirable and receivable upon exercise of such Option, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number and class of Option Shares immediately theretofore acquirable and receivable upon exercise of such Option had such Organic Change not taken place. Notwithstanding the foregoing, in the event of any proposed Organic Change, the Board may, in its discretion, by written notice to the Executive at least 10 days prior to such Organic Change, terminate the Options, if not exercised as of such date of the Organic Change or any other designated date, subject to the payment of such consideration, if any, as the Board shall deem equitable in the circumstances.

            10. Adjustment for Change in Common Stock. In the event of a recapitalization, reorganization, stock split, stock dividend, combination of shares, consolidation, merger or other change in any class of Common Stock, the Board shall, in order to prevent the dilution or enlargement of rights under any Option, make appropriate changes in the number and type of shares or other consideration covered by any unexercised Option which has not expired and its applicable Option Price as the Board determines to be appropriate and equitable.

            11. Sale of the Company. In the event of a proposed Sale of the Company, the Board may provide, in its discretion, by written notice to the Executive at least 10 days prior to the consummation of such proposed Sale of the Company, that the Options shall terminate if not exercised as of such date of such Sale of the Company or any other designated date or that the Options shall thereafter represent only the right to receive such consideration as the Board shall deem equitable in the circumstances.

            12. Holdback Agreement. No holder of Executive Stock will effect any sale or distribution of Common Stock during the seven days prior to or the 180-day period beginning on the effective date of any underwritten Public Offering (except as part of such underwritten registration), unless the underwriters managing such underwritten Public Offering otherwise agree.

            13. Definitions. The following terms are defined as follows:

            "Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or

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partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

            "Board" means the Company's Board of Directors.

            "Cause" means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) chronic drug or alcohol abuse or other repeated conduct causing the Company or any of its Subsid iaries substantial public disgrace or disrepute or economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, which is not cured, if curable, to the Board's reasonable satisfaction in all material respects within thirty (30) days after the Board or the designee thereof gives written notice thereof to Executive, (iv) any other act or omission of Executive which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee or (v) commission by Executive of a material breach or material default of any of Executive's written agreements or obligations under any provision of any written agreement (including this Agreement) between Executive and the Company or any of its Subsidiaries, which is not cured, if curable, to the Board's reasonable satisfaction in all material respects within thirty (30) days after the Board or the designee thereof gives written notice thereof to Executive.

            "Class A Common" means the Company's Class A Common Stock, par value $.01 per share.

            "Class L Common" means the Company's Class L Common Stock, par value $.01 per share.

            "Common Stock" means, collectively, Class A Common, Class L Common and any other common stock authorized by the Company.

            "Deal Value" means (i) with respect to any share of Class A Common, $.6667 less the amount of any cash distributed by the Company with respect to such share of Class A Common between the date hereof and the applicable Valuation Date (such number to be appropriately adjusted for any stock split, reverse stock split, stock dividend or other combination of Class A Common after the date hereof) and (ii) with respect to any share of Class L Common, $54.00 less the amount of any cash distributed by the Company with respect to such share of Class L Common between the date hereof and the applicable Valuation Date (such number to be appropriately adjusted for any stock split, reverse stock split, stock dividend or other combination of Class L Common after the date hereof).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            "Executive Stock" means (i) all shares of Issued Stock and (ii) all shares of Common Stock issued with respect to the shares referred to in clause
(i) above by way of stock dividend or


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stock split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

            "Expiration Date" means, with respect to any Option, the date which is ten (10) years after the date of this Agreement.

            "Fair Market Value" per share of any class of Common Stock as of any given date shall be as determined by the Board based on such factors as the members thereof, in the exercise of their business judgment, consider relevant, including, without limitation, the Company's financial performance and results of operations.

            "Family Group" means Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants.

            "Good Reason Event" means the occurrence of (i) any material reduction in the annual base salary of Executive, the Executive's eligibility for an annual bonus and/or the employee benefits granted to Executive, taken as a whole, (ii) any material reduction in the position, authority or office of Executive, or (iii) any material reduction in Executive's responsibilities or duties for the Company and its Subsidiaries, in each case, other than (x) for Cause (as determined by the Board in good faith) or (y) with the written consent of Executive.

            "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Common Stock and who is not the spouse or descendant (by birth or adoption) of any such 5% owner of the Common Stock.

            "Issued Stock" means all shares of Common Stock issued upon the proper exercise of an Option.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

            "Public Company" means a company any of whose securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

            "Public Offering" means a public offering and sale of the Common Stock pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

            "Public Sale" means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant


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to the provisions of Rule 144 (other than Rule 144(k) prior to the time the
Company is a Public Company) adopted under the Securities Act.

            "Qualified Initial Public Offering" means the initial sale by the Company of any class or classes of the Common Stock in an offering registered under the Securities Act, other than an offering made solely in connection with a business acquisition or combination or an employee benefit plan, but only if the aggregate gross proceeds received by the Company and/or its majority stockholder in such initial sale or series of such sales in the aggregate are in excess of $40 million.

            "Sale of the Company" means any transaction involving the Company and an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of the Board (whether by merger, consolidation, sale of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.

            "Termination Date" means the date that Executive ceases to be employed by the Company or any of its Subsidiaries for any reason.

            "Valuation Date" shall mean (i) with respect to any Repurchase Option, the date, if any, that the Company delivers a Repurchase Notice to a holder of Executive Stock or (ii) with respect to any Put Right, the date, if any, that the holder(s) of Executive Stock deliver a Put Notice to the Company.

            14. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent


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


via facsimile to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

      To the Company:

            Mattress Discounters Holding Corporation
            c/o Bain Capital, Inc.
            Two Copley Place
            Boston, Massachusetts 02116
            Attn: Michael Krupka
            Facsimile: 617-572-3274

      With a copy to:

            Kirkland & Ellis
            153 East 53rd Street
            New York, NY 10022
            Attn: Lance C. Balk, Esq.
            Facsimile: 212-446-4900

      To Executive:

            at Executive's last address
            on the records of the Company

or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

            15. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            16. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Without limiting the foregoing, all stock option agreements between the Company and Executive which existed immediately prior to the Merger are hereby cancelled and terminated.

            17. Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

            18. Successors and Assigns; Transfer. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors, heirs and assigns, provided that Executive may not assign any of his rights or obligations, except as expressly provided by the terms of this Agreement. Prior to Transferring any shares of Executive Stock (other than in a Public Sale or any Approved Sale) to any person or entity, Executive will cause the prospective transferee to execute and deliver to the Company an agreement containing the rights and restrictions set forth herein with respect to such shares of Executive Stock.

            19. Governing Law. The corporate law of the State of Virginia will govern all questions concerning the relative rights of the Company and its stockholders. All other issues concerning the enforceability, validity and binding effect of this Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of New York.

            20. Remedies. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

            21. Effect of Transfers in Violation of Agreement. The Company will not be required (a) to transfer on its books any shares of Executive Stock which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares of Executive Stock, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares of Executive Stock have been transferred in violation of this Agreement.

            22. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company (with approval of the Board) and Executive.

            23. Arbitration. In the event of any dispute over any Fair Market Value determination, such dispute will be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) in Baltimore, MD. Such arbitration proceeding will be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association, and the arbitrator or arbitrators in any such arbitration will be individuals who are expert in the subject matter of the dispute. The arbitration will be conducted before a panel of arbitrators selected in accordance with the rules of the American Arbitration Association. The costs of said arbitrators and the arbitration will be borne equally by the parties to the arbitration. Both the foregoing provisions to arbitrate any and all such disputes, and the results, determination, finding, judgment and/or award rendered through such arbitration, will be final and binding on all applicable parties and may be specifically enforced by legal proceedings.

            24. Valuation upon Termination. If upon a Termination Date any Options remain unexercised, then within 45 days after such Termination Date, the Board shall send a written notice to the Executive which notice shall state the Board's determination of the Fair Market Value of the Common Stock issuable upon the exercise of such unexercised Options as of a date within six (6) months of such Termination Date.

            25. Cash Dividends. If the Board pays any cash dividends on any of its Common Stock, the Board shall, in order to prevent the dilution of rights under any unexercised Option, (i) make appropriate changes in the number and type of shares or other consideration covered by such unexercised Option and/or its applicable Option Price, (ii) pay the holder of such unexercised Option the amount of cash such holder would have received had such holder exercised such unexercised Option immediately prior to the record date of such cash dividend, or (iii) any combination of (i) and (ii) above, in any case, as the Board determines to be appropriate and equitable.

            IN WITNESS WHEREOF, the parties have executed this Executive Stock and Option Agreement on the day and year first above written.

                                        MATTRESS DISCOUNTERS HOLDING
                                          CORPORATION



                                        /s/ Richard L. Branch
                                        ---------------------------------------
                                        By:
                                        Its:


                                        ---------------------------------------
                                        Richard L. Branch